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                                                                 EXECUTION COPY


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE HOLDERS HEREOF SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             EARTHLINK NETWORK, INC.

                                CONVERTIBLE NOTE

                           DUE DATE:  OCTOBER 31, 1997

$5,000,000                                                      OCTOBER 31, 1996

     FOR VALUE RECEIVED, the undersigned, EARTHLINK NETWORK, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to UUNET TECHNOLOGIES, INC. or its registered assigns ("UUNET"), the principal sum of FIVE MILLION DOLLARS ($5,000,000), together with simple interest from the date hereof (computed on the basis of a 365-day year) at a rate equal to the prime rate of interest as established by CoastFed Bank, N.A. as of the date hereof plus two percent (2%) per annum on the principal amount from time to time remaining unpaid hereof.

     Capitalized terms used but not defined herein shall have the meanings given such terms in the Note Purchase Agreement, dated as of October 31, 1996, between the Company and UUNET (the "NOTE PURCHASE AGREEMENT").

     1. PAYMENT. The principal amount of this Note shall be due and payable on the Due Date noted above, or on such later date as may be agreed to in writing by UUNET, unless this Convertible Note shall have first been converted into Conversion Shares as provided herein. Interest on the outstanding principal amount of this Note shall be payable monthly commencing November 30, 1996, and continuing to be due and payable on the 30th day of each month thereafter (or the immediately following business day if such day falls on a weekend), unless this Convertible Note shall have first been converted into Conversion Shares as provided herein.

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Payments shall be made at UUNET's offices at 3060 Williams Drive, Fairfax,
Virginia or at such other place as UUNET may from time to time in writing designate.

     2. PREPAYMENT OPTION. The Company may elect to prepay all or part of the principal plus accrued but unpaid interest hereunder upon not less than 10 days' prior written notice to UUNET of the proposed date of prepayment. Upon receipt of such notice, UUNET may, at its option, in lieu of such prepayment, elect to have the principal plus accrued but unpaid interest due and owing hereunder (or, in the case of proposed partial prepayment, may elect to convert all or a portion of the principal plus accrued but unpaid interest) converted into Conversion Shares at the appropriate Conversion Price determined pursuant to
Section 6 of the Note Purchase Agreement; provided that such election shall have been made by written notice to the Company not later than two business days prior to the proposed date of prepayment.

     3.   CONVERSION.

     (a) This Convertible Note is convertible into Conversion Shares as provided in Section 6 of the Note Purchase Agreement. Upon the conversion of this Convertible Note in full in accordance with the Note Purchase Agreement, this Convertible Note shall be deemed canceled and all amounts then due and owing hereunder shall be considered fully paid. Upon the conversion of this Convertible Note in part in accordance with the Note Purchase Agreement, this Convertible Note, to the extent of the amount of principal and accrued but unpaid interest converted, shall be deemed canceled and fully paid and UUNET shall be entitled to a replacement note, substantially in the form hereof, with respect to the principal balance and accrued interest, if any, remaining due.

     (b) The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient to permit the full conversion hereof.

     4. SALE OF CONVERTIBLE NOTE. Neither this Convertible Note nor the shares of Conversion Shares issuable upon its conversion have been registered under the Act or under the securities laws of any state. Neither this Convertible Note nor the Conversion Shares may be sold, transferred, encumbered or otherwise disposed of except in accordance with the Note Purchase Agreement including without limitation SECTION 7.6 thereof.

     5.   DEFAULT.

     (a) An "EVENT OF DEFAULT" under this Convertible Note shall have the meaning, and shall entitle UUNET to exercise the remedies, set forth in the Note Purchase Agreement.

     (b) Any delay by UUNET in exercising or any failure of UUNET to exercise the option to accelerate with respect to an Event of Default by the Company shall not constitute a waiver of its right to exercise such option with respect to that or any subsequent default. Acceleration of maturity, once claimed hereunder by UUNET may be rescinded, at UUNET's option, by written acknowledgment to that effect, but the tender and acceptance of partial

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payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

     6.   MISCELLANEOUS.

     (a) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Convertible Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Convertible Note, if mutilated, the Company will make and deliver a new Convertible Note of like tenor in the principal amount of this Convertible Note in lieu of such Convertible Note. Any Convertible Note so made and delivered shall be dated as of the date to which interest shall have been paid on the Convertible Note lost, stolen, destroyed or mutilated.

     (b) The Company agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by UUNET after the maturity thereof.

     (c) All notices, requests, demands and other communications with respect hereto shall be delivered in accordance with the applicable sections of the Note Purchase Agreement.

     (d) This Convertible Note shall be binding upon and inure to the benefit of the Company and UUNET and their respective successors and assigns; provided, however, that neither party may assign or delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     (e) The terms of this Convertible Note shall be governed by and construed in accordance with the laws of the State of Delaware.

     This Convertible Note has been issued pursuant to the Note Purchase Agreement and is subject to the terms thereof and such terms shall be deemed incorporated herein as if fully set forth herein.

     IN WITNESS WHEREOF, the Company has caused this Convertible Note to be signed in its corporate name by its President and its corporate seal affixed hereto duly attested by its Secretary, by authority duly given, all as of the day and year first above written.

ATTEST:                            EARTHLINK NETWORK, INC.


 /s/ Barry W. Hall                      By:  /s/ Charles G. Betty
--------------------------                  ----------------------------
Secretary                                    Charles G. Betty
                                             President

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